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                                                                   EXHIBIT 17(b)

                          [Preliminary Proxy Material]

                            THE HANOVER FUNDS, INC.

                                 [Name of Fund]

This proxy is solicited on behalf of the Board of Directors of The Hanover
Funds, Inc. for the Special Meeting of Shareholders to be held on           ,
1996.

The undersigned hereby appoints           ,           AND           , and each
of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of [Name of Fund] which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 237 Park
Avenue, 13th Floor, New York 10017, on           , 1996, at         , and at any
adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and accompanying Prospectus/Proxy Statement of Mutual Fund Trust and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders. A majority of the proxies present and acting at the Special Meeting of Shareholders in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                                          NOTE: Please sign exactly as your name
                                          appears on this proxy. If joint
                                          owners, EITHER may sign this proxy.
                                          When signing as attorney, executor,
                                          administrator, trustee, guardian or
                                          corporate officer, please give your
                                          full title.

                                          Date           , 1996

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                                          Signature(s), Title(s) (if applicable)
                                          PLEASE SIGN, DATE AND RETURN PROMPTLY
                                          IN THE ENCLOSED ENVELOPE
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                            THE HANOVER FUNDS, INC.

                                 [Name of Fund]

PLEASE INDICATE YOUR VOTE BY AN "X" IN THE APPROPRIATE BOX BELOW.

This proxy, if properly executed, will be voted in the manner directed by the stockholder.

If no direction is made, this proxy will be voted FOR the proposal.

Please refer to the Prospectus/Proxy Statement for a discussion of the Proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

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Proposal to approve the Agreement and Plan of Reogranization and Liquidation.
            FOR  / /            AGAINST  / /            ABSTAIN  / /
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 PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE
                               ENCLOSED ENVELOPE.